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ZORAN CORPORATION

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Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION ANNOUNCES PRELIMINARY RESULTS FOR FOURTH

QUARTER 2010

Fourth quarter results exceed mid-point of prior guidance by 11 percent

Company gains momentum in current DTV design cycle, secures wins from two top-tier customers

SUNNYVALE, Calif. (January 21, 2011) — Zoran Corporation (Nasdaq : ZRAN) today announced that revenues for the fourth quarter ended December 31, 2010 were $68.8 million, as compared to the mid-point of its previously announced guidance of $62.5 million. Net loss per share for the quarter is expected to be in the range of approximately $0.30 to $0.33 per share, as compared to Zoran’s previously announced guidance of a net loss per share of between $0.39 to $0.43 per share. Net loss excludes the amortization of acquired intangible assets, acquisition related revenues and expenses, stock-based compensation expenses, and an adjustment for the tax provision to a non-GAAP rate.

The aforementioned preliminary results do not include any impact of the Company’s acquisition of Microtune, including the purchase price and related acquisition costs, or any revenues or expenses incurred following completion of the transaction on December 1, 2010.

“Our fourth quarter 2010 results validate the execution of the restructuring plan undertaken by Zoran during the second half of 2010,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “In addition, we are seeing design momentum beginning to build within DTV and have recently secured two top-tier wins for our SoC and FRC solutions, one of which will be shipping to the European market. Typically, 80 to 90 percent of design wins for products that will ship Q4 2011 and 2012 are awarded in the current design cycle. As we move through this critical cycle, with our new universal platforms addressing the higher-end segments of the DTV market, we are very optimistic that our ongoing designs for customers will translate into additional top-tier design wins.”

Zoran will announce results for the fourth quarter and full year 2010 on February 3, 2011. As promptly as practicable following the announcement, the Company will mail to stockholders a Consent Revocation Statement, incorporating the Company’s fiscal 2010 results, in opposition to the Consent Solicitation Statement filed by Ramius Value and Opportunity Advisors LLC, a subsidiary of Ramius LLC.

GAAP revenues for the fourth quarter of 2011, which includes one month of Microtune revenues, are expected to be $74.2 million with GAAP loss per share, which includes all of the adjusting items in the table below, of approximately $0.67 to $0.70.

Items Excluded from non-GAAP Results

Three Months Ended December 31, 2010
(in thousands)
Amortization of intangible assets	$400
Restructuring expense	2,400
Acquisition expense	2,100
Shareholder consent expense	1,100
Operating expenses related to stock based compensation	3,300
Provision for income taxes	8,400

Total adjustments between GAAP and Non-GAAP	$17,700

About Zoran Corporation

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receiver (silicon tuners), Blu-ray Player, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current views of future events and future financial performance, including those set forth in the chief executive officer quotation, the Company’s preliminary results for the fourth quarter of fiscal 2010, which are preliminary and remain subject to change upon further review by us and our auditors, statements regarding the Company’s future business prospects, and statements regarding potential DTV design wins and the DTV business. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: the fact that the fourth quarter financial results reported herein are preliminary only and are subject to change upon further review by us and our auditors; the Company’s ability to acquire new, and increase its business from current, customers; potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the proposals made by Ramius Group pass; or certain other actions taken by the Company. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by the Company with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by the Fund to remove and replace the Board (the “Consent Solicitation”). Zoran plans to file a consent revocation statement with the SEC in connection with the solicitation of written consents in connection with the Consent Solicitation (the

“Consent Revocation Statement”). Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Zoran’s website at www.zoran.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, Zoran will mail the definitive Consent Revocation Statement and a form of BLUE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at Zoran’s website at www.zoran.com.

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